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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of Troy Group, Inc. on Form S-8 (File Nos. 333-34784,
333-84649,333-89589) and on Form S-3 (File No. 333-44124) of our report dated
August 13, 2001 relating to the financial statements of the Printing Solutions Business of Extended Systems Incorporated, which appears in this Current Report on Form 8-K/A of Troy Group, Inc.

/s/ PricewaterhouseCoopers LLP


Boise, Idaho
August 14, 2001